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                                                                    EXHIBIT 3.3

                                                                      AS AMENDED
                                                              SEPTEMBER 19, 2002
                                                           BY RESOLUTION 2002-41

                                   DYNEGY INC.

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I

                                CORPORATE OFFICES

Section 1. Illinois Registered Office. The registered office of the corporation in the State of Illinois may, but need not, be identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.

Section 2. Other Offices. The principal office of the corporation in the State of Illinois shall initially be located in the City of Decatur and County of Macon. The corporation may also have offices at such other places both within and without the State of Illinois as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

Section 1. Times and Places of Meetings. Meetings of shareholders for any purpose may be held at such time and place, within or without the State of Illinois, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of shareholders, commencing with the year 2000, shall be held on the 1st of May if not a legal holiday, and if a legal holiday, then on the next business day following, or at such other time as may be provided in a resolution by the board of directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

Section 3. Special Meetings. Special meetings of shareholders may be called by the chairman of the board, the chief executive officer, the president, the board directors, or the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called.

Section 4. Notice of Meetings. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, chief executive officer, president or the secretary or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the records of the corporation, with postage thereon prepaid.

Section 5. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of the Business Corporation Act or the articles of incorporation or these by-laws, a waiver thereof in

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writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding such meeting or other action. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof.

Section 7. Voting Lists. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 8. Quorum. A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders; provided, that if less than a majority of such outstanding shares are represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice until a quorum shall attend. If a quorum is present, the affirmative vote of the majority of such shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act, the articles of incorporation or these by-laws.

Section 9. Proxies. A shareholder may appoint a proxy to vote or otherwise act for that shareholder by signing a proxy appointment form and delivering it to the person so appointed. Such proxy shall be filed with the secretary of the corporation before the time of the meeting. No proxy shall be valid after eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote thereon, except to the extent such proxy is irrevocable under applicable law. Such revocation may be effected by a writing delivered to the secretary of the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

Section 10. Voting of Shares. Except as otherwise provided by the articles of incorporation or by resolutions of the board of directors providing for the issue of any shares of preferred or special classes in series, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

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Section 11. Voting of Shares by Certain Holders. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the corporation on the transfer books for shares and included in any voting list prepared in accordance with the Business Corporation Act and these by-laws. Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his administrator, executor or court-appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor or court-appointed guardian. Shares registered in the name of a trustee may be voted by such trustee, either in person or by proxy. Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of the corporation owned by the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time, but shares of the corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

Section 12. Inspectors. The board of directors, in advance of any meeting of shareholders, may appoint one or more persons as inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 13. Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order that voting be by ballot.

Section 14. Organization of Meetings. At each meeting of shareholders, one of the following officers shall act as chairman and shall preside thereat, in the following order of precedence: the chairman of the board; the president; any vice president acting in place of the president as provided by these by-laws; any person designated by the affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote.

Section 15. Notice of Shareholder Business and Nominations.

(A) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the board of directors, (c) as expressly provided in the corporation's articles of incorporation, or (d) by any shareholder of record of the corporation at the relevant time, provided that shareholders of common stock of the corporation (the "COMMON STOCK SHAREHOLDERS") comply with the notice procedures set forth in
Section 15(A)(2)-(3) below.

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(2) For nominations or other business to be properly brought before an annual meeting by a Common Stock Shareholder, such shareholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must be a proper matter for shareholder action. To be timely, the Common Stock Shareholder's notice shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Common Stock Shareholder's notice as described above. Such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business described to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such shareholder, as they appear on the corporations' book and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this
Section 15 to the contrary and except with respect to the first annual meeting of the corporation, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming the nominees for director or specifying the size of the increased board of directors made by the corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a Common Stock Shareholder's notice required by this Section 15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to a notice of meeting given pursuant to Section 4 of this Article II. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the board of directors or (2) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section 15, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 15. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by paragraph (A)(2) of this Section 15 shall be delivered to the secretary of the corporation at the principal executive office of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be

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elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 15 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 15. Except as otherwise provided by law, the articles of incorporation of the corporation or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 15 and, if any proposed nomination or business is not in compliance with this Section 15, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 15, "PUBLIC ANNOUNCEMENT" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 15, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, if any, with respect to the matters set forth in this Section 15. Nothing in this Section 15 shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) the holders of any series of preferred shares of the corporation to elect directors under specified circumstances.

(4) No provision of this Section 15 shall apply to the election of any Class B Director (as defined in the Articles of Incorporation).

                                   ARTICLE III

                                    DIRECTORS

Section 1. Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

Section 2. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders following his or her election and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. A director need not be a resident of the State of Illinois or a shareholder of the corporation. A director may resign at any time by giving written notice to the board of directors, or to the chairman of the board, chief executive officer, president or secretary of the corporation. A resignation shall be effective when the notice is given, unless the notice specifies a future date. In addition to the directors who shall be elected by the shareholders of the corporation, the board of directors may also designate, by resolution of the Board, an advisory director who shall be entitled to attend all meetings of the board, but shall not be entitled to vote on any matters before the board. Except as set forth in this Section 2, the advisory director shall have no rights as a director either under these Bylaws, Dynegy's charter, Illinois law or any other agreement to which the corporation is a party. Notwithstanding the foregoing, an advisory director shall be entitled to receive compensation for his or her services as a director in the same amount and manner that such director would be entitled to receive compensation as an employee director or non-employee director, as the case may be, if such director were elected by the stockholders of the corporation.

Section 3. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Illinois.

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Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. Other regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 5. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or the lead director and shall be called by the chairman of the board or the secretary upon the written request of any three directors.

Section 6. Notice. Notice of any special meeting shall be given: (i) at least five business days (or two business days if telephonic participation is provided for with respect to the special meeting) prior thereto if the notice is given personally or by an electronic transmission, (ii) at least five business days (or two business days if telephonic participation is provided for with respect to the special meeting) prior thereto if the notice is given by having it delivered by a third party entity that provides delivery services in the ordinary course of business and guarantees delivery of the notice to the director no later than the following business day, and (iii) at least seven business days prior thereto if the notice is given by mail. Notice of any meeting where any actions described in Section 7.(B) will be considered shall be given to Class B directors at least 30 days before the vote on any such action and shall set forth the material terms thereof. For this purpose, the term "ELECTRONIC TRANSMISSION" may include, but shall not be limited to, a facsimile, email or other electronic means. Notice shall be delivered to the director's business address and/or telephone number and shall be deemed given upon electronic transmission, upon delivery to the third party delivery service, or upon being deposited in the United States mail with postage thereon prepaid. Any director may waive notice of any meeting by signing a written waiver of notice either before or after the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum; Vote Required, Actions Requiring Approval.

(A) Except as provided in Section 7.(B), a majority of the directors then in office, but not less than a majority of the minimum number of directors specified by the articles of incorporation for the variable range of the number of directors, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a majority of such number of directors are present at the meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

(B) Notwithstanding anything to the contrary herein, so long as any shares of Class B Common Stock of the corporation are issued and outstanding and the holders of Class B Common Stock have not terminated their rights to block such actions granted to them under Section 4.1 of the Shareholder Agreement between the corporation and Chevron U.S.A., Inc., dated June 13, 1999, the corporation shall not take (or permit to be taken in its capacity as a shareholder or partner or otherwise permit any subsidiary of the corporation to take) any of the following actions if all of the Class B directors present at the meeting where such action is considered vote against such action:

(1) amendment of Article II, Section 15(C)(4), Article III, Sections 6, 7.(B), 7.(C), or 12, Article IV, Section 1, Article V, Section 1, or Article IX of these Bylaws, or amendment of Article IV, Section 2A. of the articles of incorporation of the corporation;

(2) adoption of any provision of these Bylaws or amendment to the articles of incorporation which would substantially and adversely affect the rights of the holders of the Class B Common Stock.

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(3) authorization of new shares of any stock of the corporation where the aggregate consideration to be received by the corporation therefor exceeds the greater of (a) $1 billion or (b) one-quarter of the Corporation's Market Capitalization;

(4) any disposition of all or substantially all of the corporation's Liquids Business (defined below) or Gas Marketing Business (as defined below), so long as there shall be in effect any substantial agreements between Chevron U.S.A. Inc. and Dynegy relating to such businesses, except for a contribution of such Liquids Business to a joint venture, limited liability company or other form of partnership in which the corporation has a majority direct or indirect interest;

(5) any merger or consolidation of the corporation or any subsidiary (other than a merger or consolidation by a subsidiary with the corporation or another subsidiary), any joint venture, any liquidation or dissolution of the corporation, any voluntary initiation of a proceeding in bankruptcy or acquiescence to an involuntary initiation of a proceeding in bankruptcy, any acquisition of stock or assets by the corporation or its subsidiaries, or any issuance of common or preferred stock by the corporation, any of which would result in the payment or receipt of consideration (including the incurrence or assumption of indebtedness and liabilities) having a fair market value exceeding the greater of (a) $1 billion or (b) one-quarter of the Corporation's Market Capitalization (as defined below); or

(6) any other material transaction (or series of related transactions) which would result in the payment or receipt of consideration (including the incurrence or assumption of indebtedness and liabilities) having a fair market value exceeding the greater of (a) $1 billion or (b) one-quarter of the Corporation's Market Capitalization, and is out of the ordinary course of business for the corporation.

For purposes of this Section, the "CORPORATION'S MARKET CAPITALIZATION" means the sum of (a) the product of (x) the total number of shares outstanding of Class A and Class B Common Stock of the corporation on the relevant date and (y) the closing price of the Class A Common Stock on the New York Stock Exchange ("NYSE") at the end of the regular session represented by the consolidated tape, Network A, (b) the product of (x) the total number of shares outstanding of all of the corporation's NYSE traded preferred stock on the relevant date and (y) the closing price of such preferred stock on the NYSE at the end of the regular session represented by the consolidated tape, Network A and (c) the aggregate value of the liquidation preference of any non-NYSE listed non-convertible stock of the corporation and (d) the aggregate value of the greater of the liquidation preference and the value of the underlying common stock (calculated in accordance with (a) of this paragraph) issuable upon conversion of any non-NYSE listed convertible preferred stock on the relevant date. The "LIQUIDS BUSINESS" means the processing of natural gas to produce natural gas liquids, the fractionation of natural gas liquids, and the purchase, sale and transportation of such natural gas liquids. The "Gas Marketing Business" shall mean the purchase, receipt, sale and delivery of natural gas, excluding the retail gas distribution business conducted by Illinova Corporation ("ILLINOVA") and its affiliates prior to the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 13, 1999, by and among the Corporation, Illinova, Dynegy, Inc., Energy Convergence Acquisition Corporation, and Dynegy Acquisition Corporation.

(C) The executive officers of the Corporation shall advise the members of the Board of Directors of the consideration of a proposal relating to any matter of the type described in Section 7.(B) at such time as they determine to give substantive attention to such proposal.

Section 8. Informal Action by Directors. Any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date. Any such consent signed by all the directors or all the members of a committee

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shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State of Illinois under the Business Corporation Act.

Section 9. Participation with Communications Equipment. Members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 10. Compensation of Directors. The board of directors shall have the authority to fix the compensation of directors by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members. In addition, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be compensated additionally for so serving.

Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless the dissent of that director shall be entered in the minutes of the meeting or unless that director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12. Agenda Items. No action may be taken at a meeting of the board of directors with respect to any matter that was not previously set forth on an agenda for such meeting delivered to the directors at least two business days prior to such meeting if either a majority of the Class B Directors present at such meeting or a majority of the other directors present at such meeting oppose taking action at such meeting with respect to such matter.

Section 13. Lead Director. At the board meeting associated with the annual meeting of shareholders each year, the non-management directors shall determine whether to designate a lead director to serve until the next annual board meeting. If the non-management directors determine to designate a lead director, he shall be a non-management director selected by a majority of the non-management directors at such meeting. The lead director shall have the power: to convene executive sessions of the non-management directors of the board and shall coordinate, develop an agenda for, and moderate such sessions; to consult with the non-management directors and serve as a conduit to senior management of the corporation of the views of the non-management directors when the board of directors is not in session; to engage outside advisors to report to the board of directors or a committee thereof; to refer to the chairman of any committee of the board of directors matters within the scope of such committee's authority; to confer with outside counsel, auditors and other advisors to the corporation; and to consult with the chairman of the board regarding the agenda of matters for meetings of the board of directors.

                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. Establishment of Committees. A majority of the directors may create one or more committees and appoint members of the board of directors to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any vacancy in a committee may be filled by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors as required. Unless precluded by applicable law or any applicable rule of the New York Stock Exchange, Inc., each committee other than the Corporate Governance and Nominating Committee shall have at least one Class B Director thereon.

Section 2. Manner of Acting. Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum shall be necessary for action by any committee. A committee may act by unanimous consent in writing without a meeting. Each committee, by majority vote of its members, shall determine the time and place of meetings and the notice required therefor.

Section 3. Authority of Committees. To the extent specified by resolution of the board of directors and these by-laws, each committee may exercise the authority of the board of directors, provided, however, a committee may not:

a) authorize distributions, except for dividends to be paid with respect to shares of any preferred or special classes or any series thereof;

b) approve or recommend to shareholders any act requiring the approval of shareholders under applicable law;

c) fill vacancies on the board or any committee;

d) elect or remove officers or fix the compensation of any member of the committee;

e) adopt, amend or repeal these by-laws;

f) approve a plan of merger not requiring shareholder approval;

g) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board of directors;

h) authorize or approve the issuance or sale, or contract for sale, of shares, or determine the designation and relative rights, preferences, and limitations of a series of shares, except the board may direct that a committee may fix the specific terms of the issuance or sale or contract for sale, or the number of shares to be allocated to particular employees under an employee benefit plan; or

i) amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

Section 4.

(a) Executive Committee. The Board of Directors shall establish an Executive Committee to be comprised of the Chairman of the Board, Chief Executive Officer, Lead Director and the other committee chairpersons; provided, however, that if none of the Class B Directors shall occupy any of the foregoing positions, the Executive Committee shall also include one Class B Director, such person to be appointed by Chevron U.S.A. Inc. The Executive Committee, during intervals between meetings of the Board of Directors, shall have, and may exercise, subject to the limitations contained in Section 3 of this Article, the powers of the Board of Directors in the management of the business and affairs of the corporation.

(b) Compensation and Human Resources Committee. The Board of Directors shall establish a Compensation and Human Resources Committee consisting of directors who are not otherwise employed by the corporation. The Compensation and Human Resources Committee shall review from time to time, the salaries, compensation and employee benefits for the executive officers and employees of the corporation and make recommendations to the board of directors concerning such matters. The Compensation and Human Resources Committee shall be responsible for all aspects of the Company's stock plans, including plan administration, and shall review and recommend to the Board of Directors new plans or changes to current plans, including increasing the number of shares reserved for such plans.

(c) Corporate Governance and Nominating Committee. The Board of Directors shall establish a Corporate Governance and Nominating Committee consisting of directors who are not otherwise employed by the corporation. The Corporate Governance and Nominating Committee shall consider matters related to corporate governance, develop general criteria regarding the selection and qualifications for members of the Board of Directors and recommend candidates for election to the Board of Directors.

(d) Audit and Compliance Committee. The Board of Directors shall establish an Audit and Compliance Committee consisting of independent, "disinterested" directors. The Audit and Compliance Committee shall review the selection and qualifications of the independent public accountants employed by the corporation to audit the financial statements of the corporation and the scope and adequacy of their audits, consider recommendations made by such independent public accountants, review internal financial audits of the corporation, and report any additions or changes it deems necessary to the Board of Directors.

(e) Risk, Environment and Operations Committee. The Board of Directors shall establish a Risk, Environment and Operations Committee consisting of directors who may otherwise be, but need not be, employed by the corporation. The Risk, Environment and Operations Committee shall consider matters related to insurance and environmental issues and shall make recommendations to the Board of Directors concerning such matters.

                                    ARTICLE V

                                    OFFICERS

Section 1. Officers. The officers of the corporation shall consist of a chief executive officer, chairman of the board, president, one or more vice presidents (the number, seniority and any other designations thereof to be determined by the board of directors), a secretary, a treasurer, a controller, and such other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.

Section 2. Additional Officers and Agents. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 3. Compensation of Officers. The compensation of all officers and agents of the corporation shall be fixed by or under the direction of the board of directors. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

Section 4. Term of Office and Vacancy. Each elected officer shall hold office until a successor is elected and qualified or until such officer's earlier resignation or removal. Any vacancy occurring in any office of the corporation shall be filled by the board of directors for the unexpired portion of the term. Each appointed officer shall serve at the pleasure of the board of directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 6. Chief Executive Officer. The chairman of the board may, but need not, be the chief executive officer of the corporation. The chief executive officer shall (a) determine and administer the policies of the corporation, subject to the instructions of the board of directors; (b) be authorized to execute all documents in the name and on behalf of the corporation; and (c) perform all duties incident to the office of chief executive officer and such other duties as the board of directors or bylaws may from time to time prescribe.

Section 7. Chairman of the Board. The chairman of the board, or in his or her absence, the president, shall preside at all meetings of the shareholders and the board of directors.

Section 8. President. The president shall (a) be the chief operating officer of the corporation, and shall in general be in charge of the operations of the corporation, subject to the control of the board of directors; (b) be authorized to execute all documents in the name and on behalf of the corporation; and (c) perform all duties incident to the office of president and such other duties as the board of directors may from time to time prescribe.

Section 9. Vice Presidents. In the absence of the president or in the event of the inability or refusal of the president to act, the vice president (or in the event there is more than one vice president, the vice presidents in the order of seniority of title, or in the event of equal seniority, then in the order designated, or in the absence of any designation, then in the order named in the most recent resolution providing for the annual election of officers) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties and have such other powers as the board of directors or the chief executive officer or president may from time to time prescribe.

Section 10. Secretary. The secretary shall (a) attend meetings of the board of directors and meetings of the shareholders and record minutes of the proceedings of the meetings of the shareholders and of the board of directors, and when required, shall perform like duties for the committees of the board; (b) assure that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) maintain custody of the corporate records of the corporation; (d) keep or cause to be kept a register of the post office address of each shareholder as furnished to the secretary by such shareholder;
(e) sign with the chief executive officer, president or a vice president certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have charge of the stock transfer books of the corporation and authority over a stock transfer agent, if any; (g) certify copies of the bylaws, resolutions of the shareholders and board of directors and committees thereof and other documents of the corporation as true and correct copies thereof; and (h) perform all duties incident to the office of secretary and such other duties as the board of directors or the chief executive officer or president may from time to time prescribe.

Section 11. Assistant Secretaries. The assistant secretary, or if there is more than one, the assistant secretaries, respectively, as authorized by the board of directors, may sign with the president or a vice president certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors, and shall, in the absence of the secretary or in the event of the inability or refusal of the secretary to act, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors, chief executive officer, president or secretary may from time to time prescribe.

Section 12. Treasurer. The treasurer shall (a) have custody of the funds and securities of the corporation; (b) deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors; (c) maintain adequate accounts of the corporation; (d) disburse the funds of the corporation as may be ordered by the board of directors; (e) submit financial statements to the president and the board of directors; and (f) perform all duties incident to the office of treasurer and such other duties as the board of directors or the chief executive officer or president may from time to time prescribe.

Section 13. Assistant Treasurers. The assistant treasurer, or if there is more than one, the assistant treasurers, respectively, as authorized by the board of directors, shall, in the absence of the treasurer or in the event of the inability or refusal of the treasurer to act, perform the duties and exercise the power of the treasurer and shall perform such other duties and have such other power as the board of directors, the chief executive officer, president or treasurer may from time to time prescribe.

Section 14. Controller. The controller shall conduct the accounting activities of the corporation, including the maintenance of the corporation's general and supporting ledgers and books of account, operating budgets, and the preparation and consolidation of financial statements.

Section 15. General Powers of Officers. The chairman of the board, chief executive officer, president, any executive vice president, senior vice president and any vice president, may sign without countersignature or attestation any deeds, mortgages, bonds, contracts, reports to public agencies, or other instruments whether or not the board of directors has expressly authorized execution of such instruments, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws solely to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. Any other officer of this corporation may sign contracts, reports to public agencies, or other instruments which are in the regular course of business and within the scope of his or her authority, except where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract and execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Checks, Drafts, Notes. All checks, drafts or other orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 3. Deposits. All funds of the corporation other than petty cash shall be deposited to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VII

                                     SHARES

Section 1. Issued Shares. The issued shares of the corporation may be represented by certificates, or may be uncertificated shares, in either case in whole or in part, as determined and authorized by the board of directors.

Section 2. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the chairman of the board, chief executive officer or president and by the secretary or an assistant secretary. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. If any officer of the corporation, or any officer or employee of the transfer agent or registrar, who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar, before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, or the officer or employee of the transfer agent or registrar, had not ceased to be such at the date of its issue. Certificates for shares shall be individually numbered or otherwise individually identified. Each certificate for shares shall state the name of the registered owner of the shares in the stock ledger, the number and the class and series, if any, of such shares, and the date of issuance of the certificate. If the corporation is authorized to issue more than one class of stock, a full summary or statement of all of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of each class authorized to be issued, and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences among such series, shall be set forth upon the face or back of the certificate. Such statement may be omitted if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the corporation to any shareholder upon request and without charge.

Section 3. Uncertificated Shares. The board of directors may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, and may provide an election by individual shareholders to receive certificates or uncertificated shares and the conditions of such election, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the registration of issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Business Corporation Act or these by-laws. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 4. Registration of Transfers of Shares. Transfers of shares shall be registered in the records of the corporation upon request by the registered owner thereof in person or by a duly authorized attorney, upon presentation to the corporation or to its transfer agent (if any) of a duly executed assignment and other evidence of authority to transfer, or proper evidence of succession, and, if the shares are represented by a certificate, a duly endorsed certificate or certificates for shares surrendered for cancellation, and with such proof of the authenticity of the signatures as the corporation or its transfer agent may reasonably require. The person in whose name shares are registered in the stock ledger of the corporation shall be deemed the owner thereof for all purposes as regards to the corporation.

Section 5. Lost Certificates. The corporation may issue a new share, certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, by the person claiming the share certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

                                  ARTICLE VIII

                                OTHER PROVISIONS

Section 1. Distributions. The board of directors may authorize, and the corporation may make, distributions to its shareholders, subject to any restriction in the articles of incorporation and subject to any limitations provided by law.

Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed, and shall be subject to change, by the board of directors.

Section 3. Seal. The board of directors may, but shall not be required to, provide by resolution for a corporate seal, which may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE IX

                                EMERGENCY BY-LAWS

Section 1. Emergency Board of Directors. In the event a quorum of the board of directors cannot readily be convened for action due to (a) an attack or imminent attack on the United States or any of its possessions,

(b) any nuclear or atomic disaster, or (c) any other catastrophe or emergency condition, the vacant director positions shall be filled by the following persons (provided in each case such person is not already a director and is willing and able to serve) in the following order: the president, the vice presidents in order of seniority, the treasurer, the secretary, any other officers in order of seniority and any other persons in such order as named by the board of directors on any list as it may compile from time to time for purposes of appointing such successor directors; provided, however, that to the extent possible, the holders of Class B Common Stock shall be entitled to nominate a number of directors to such board of directors proportionate to the representation on the board of directors immediately prior to such emergency condition to which the holders of Class B Common Stock were entitled. Such new board of directors shall be referred to as the emergency board of directors of the corporation. The initial Chairman of the Board of the emergency board of directors ("CHAIRMAN") shall be the regularly-elected director, if any, who has served on the board of directors for the longest period of time and, if all directors on the emergency board of directors are successor directors appointed pursuant to this Section, the Chairman shall be determined according to the same order of priority as such successor directors are appointed pursuant to this Section. The directors appointed pursuant to this Section shall serve until the next annual or special meeting of shareholders at which directors are to be elected or until the emergency condition shall have terminated.

Section 2. Powers. The emergency board of directors shall have all of the rights, powers and duties of the board of directors except such emergency board of directors may not amend the Articles of Incorporation of the corporation nor approve a merger, sale of all or substantially all of the assets of the corporation, liquidation or dissolution.

Section 3. Notice of Meetings. Notice of any meeting of the emergency board of directors held during any emergency described in Section l of this Article IX may be given only to such directors or successor directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including, without limitation, publication or radio.

Section 4. Liability. No officer, director or employee of the corporation acting in accordance with this Article IX shall be liable to the corporation, except for willful misconduct.

Section 5. By-laws. To the extent not inconsistent with this Article IX, the by-laws of the corporation shall remain in effect during any emergency described in Section l of this Article IX.

Section 6. Interpretation. If, by operation of law or otherwise, any of the provisions of this Article IX are deemed to be invalid or not controlling, such provisions shall be construed by any court or agency having competent jurisdiction as a determinative factor evidencing the intent of the corporation.

                                    ARTICLE X

                                   AMENDMENTS

Subject to the provisions of the Articles of Incorporation, these by-laws may be altered, amended or repealed, and new by-laws may be adopted, by the board of directors; provided that no amendment or repeal of Article II, Section 15(c)(4),
Article III, Sections 6, 7.(B), 7.(C) or 12, Article IV, Section 1, Article V,
Section 1, or Article IX, Section 1, nor the adoption of any provision of these Bylaws which would substantially and adversely affect the rights of the holders of Class B Common Stock shall be effective except upon the approval of the affirmative vote of the majority of the Class B directors and a majority of the entire number of directors then in office. Subject to the provisions of the articles of incorporation, these by-laws may also be altered, amended or repealed by the shareholders of the corporation.

                                   ARTICLE XI

                     INDEMNIFICATION OF EMPLOYEES AND AGENTS

The corporation may indemnify any agent or employee of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including, but not limited to any such proceeding by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that he is or was serving the corporation at its request and in the course and scope of his duties and acting in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, against expenses (including reasonable attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding.